UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 27, 2013

THE SPENDSMART PAYMENTS COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Colorado	000-27145	33-0756798
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2680 Berkshire Pkwy, Suite 130 Des Moines, Iowa	50325
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 677-0080

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 27, 2013, Mr. Joseph Proto, currently a member of the Board Directors (the “Board”) of The SpendSmart Payments Company (the “Company”), has been appointed Chairman of the Board. Michael R. McCoy will remain in his position as Chief Executive Officer and member of the Board. The Board expressed its appreciation for Mr. McCoy’s service as Chairman and looks forward to his continued service to the Company.

Effective November 27, 2013, Mr. Jesse Itzler resigned from his position as a director of the Company. Mr. Itzler has resigned from his post as director in order to devote more time to his family. Mr. Itzler’s departure from the Board was not the result of any disagreements with the Company. The Board thanked Mr. Itzler for his valuable service and looks forward to a continued working relationship with him.

The Company issued a press release on December 3, 2013 announcing the changes to its Board as disclosed in this Item 5.02. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
99.1	Press release dated December 3, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE SPENDSMART PAYMENTS COMPANY

/s/ William Hernandez
Dated: December 3, 2013	By:	William Hernandez
President